                                                                   EXHIBIT 10.14



                                  PROMISSORY NOTE


October 31, 2000
$2,750,000.00


         FOR VALUE RECEIVED, the undersigned, CFI Holdings, Inc., a Connecticut corporation ("Maker"), promises to pay to the order of Truman W. Bassett, with an address of 86 Teller Road, Trumbull, CT 06611 or his successors or permitted assigns (collectively "Payee"), at Payee's said address or elsewhere as Payee shall hereafter designate by notice to Maker, in lawful money of the United States of America, the principal sum of Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000.00) (the "Principal Amount").

         1. Repayment of the Principal Amount. Payment of the Principal Amount shall be made in twenty equal quarterly installments of One Hundred Thirty Seven Thousand Five Hundred Dollars ($137,500.00) or such lesser amount as is then outstanding, on January 31, April 30, July 31 and October 31 in each year, commencing on January 31, 2003. Any remaining Principal Amount shall be due and payable on the seventh anniversary of this Note (the "Maturity Date").

         2.  Interest

         (a) Interest Rates; Payment of Interest. The outstanding Principal Amount shall accrue interest from the date of this Note at a rate equal to ten percent (10%) per annum, compounded quarterly, until the Note is paid in full. The interest is payable annually, in arrears, commencing on October 31, 2001 by the issuance, on the relevant anniversary date, of promissory notes (each such promissory note, a "PIK Note") by the Maker to the Payee, in each case with a principal amount equal to the aggregate of (i) the amount of accrued and unpaid interest on the Principal Amount and (ii) the amount of accrued and unpaid interest on each PIK Note issued and outstanding, and otherwise on terms and conditions identical to the terms and conditions of this Note, provided that payment of the principal amount under (v) each PIK Note issued prior to November 1, 2002 shall be made in twenty equal quarterly installments commencing on January 31, 2003, (w) the PIK Note issued on October 31, 2003 shall be made in sixteen equal quarterly installments commencing on January 31, 2004, (x) the PIK
Note issued on October 31, 2004 shall be made in twelve equal quarterly installments commencing on January 31, 2005, (y) the PIK Note issued on October 31, 2005 shall be made in eight equal quarterly installments commencing on January 31, 2006, and (z) the PIK Note issued on October 31, 2006 shall be made in four equal quarterly installments commencing on January 31, 2007. Any remaining interest shall be payable in cash on the Maturity Date.

         (b) Default Interest. After the occurrence of and during the continuance of any Event of Default under Section 5 of this Note, the outstanding principal amount of the Note and, to the extent permitted by applicable law, all accrued and unpaid interest thereon and all other amounts, fees, and obligations then due and payable to Payee under this Note, shall bear interest at the rate of twelve percent (12%) per annum, and such interest shall be payable on demand.
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         (c) Saving Clause. Notwithstanding any other provision contained in this Note, the aggregate interest rate per annum charged with respect to this Note (including all charges and fees deemed to be interest pursuant to applicable law) shall not exceed the maximum rate per annum permitted by applicable law. In the event that the aggregate interest rate per annum payable with respect to the loan (including all charges and fees deemed to be interest under applicable laws) exceeds the maximum legal rate, (i) Maker shall only pay Payee interest at the maximum permitted rate, (ii) Maker shall continue to make such interest payments at the maximum permitted rate until all such interest payments and other charges and fees payable hereunder (in the absence of such legal limitations) have been paid in full, (iii) any interest in excess of the maximum permitted rate received by Payee shall, at Payee's option, be applied to a prepayment of principal of the Note or refunded to Maker, and (iv) neither Maker nor any other party shall have any right of action against Payee for any damages or penalty arising out of the payment or collection of any such excess interest.

         3. Prepayment. Maker shall have the right to prepay this Note at any time and from time to time in whole or in part, without the payment of any premium or penalty.

         4.  Cash Payments.

         (a) Place and Manner of Cash Payments. All payments and prepayments in cash to be made to Payee in respect of principal or interest on this Note and other fees and charges under this Note shall become due at 1:00 p.m., New York time, and shall be made to the account of Payee at any account designated by Payee, or at any other payment office in the United States previously designated by Payee to Maker in writing, on the day when due, in lawful money of the United States of America, and in funds immediately available at such payment office. Any funds not received by 1:00 p.m., New York time, shall be deemed to have been paid by Maker on the next succeeding Business Day. Payee is hereby authorized to endorse on the Note held by it an appropriate notation evidencing each scheduled payment and each prepayment of principal and each payment of interest; provided that the failure to make any such notation or any error with respect thereto shall not limit, expand or otherwise affect the obligations of Maker under this Note, and payments of principal and interest on this Note shall not be affected by the failure to make any such notation.

         (b) Application of Payments. Unless otherwise directed by Payee, cash payments made by Maker shall be applied (i) first, to reimburse Payee for expenses and fees incurred by Payee in connection with the collection of amounts owed by Maker hereunder, including, without limitation, court costs, collection costs and reasonable attorney fees, (ii) second, to interest accrued on the principal balance of this Note, (iii) third, the balance, if any, to principal due under this Note (x) in the case of a payment pursuant to Section 3, in inverse order of maturity and (y) in any other case, in accordance with the repayment schedule set forth in Section 1, and (iv) fourth, as required by law. All payments hereunder shall be made without setoff, offset, deduction or counterclaim, free and clear of all taxes, levies, imports, duties, fees, and charges, and without any withholding, restriction or conditions imposed by any governmental authority; provided, however, that the amount outstanding under this Note shall be reduced by any amounts owed by Payee to GEEG Holdings, L.L.C. pursuant to the terms of Article IX of the Acquisition Agreement, dated as of October 31, 2000, by and among GEEG Holdings, L.L.C., Jack


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McSweeney, Truman Bassett and Maker. If Maker shall be required by any law to deduct, setoff or withhold any amount from or in respect of any payment to Payee under this Note, then the amount so payable to Payee shall be increased as may be necessary so that, after making all such deductions, setoffs, and withholdings, Payee shall receive an amount equal to the sum it would have received had no such deductions, setoffs or withholding been made.

         5. Events of Default. An event of default ("Event of Default") under this Note shall occur if:

         (a) Maker fails to pay any payment under this Note within ten (10) days after the due date;

         (b) A breach or default by Maker or Guarantor (as defined below) under any loan agreement, mortgage, indenture or other agreement relating to indebtedness in excess of ten million dollars ($10,000,000) if the effect of such breach or default is to cause such indebtedness to be declared due and payable prior to its stated maturity; or

         (c) (i) Maker or Guarantor shall commence any case, proceeding or action (x) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts, or (y) seeking appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, (ii) Maker or Guarantor shall make a general assignment for the benefit of its creditors, (iii) there shall be commenced against Maker or Guarantor any case, proceeding or other action of a nature referred to in clause (i) above which shall not have been vacated or discharged within sixty (60) days from the commencement thereof, or (iv) a court shall enter a decree or order for relief in any involuntary case under Title 11 of the United States Code, as amended from time to time, or any applicable bankruptcy or similar law now or hereafter in effect, which decree or order is not stayed, vacated, discharged, or bonded pending appeal within 60 days from the entry thereof.

If any payment date falls on a weekend or national bank holiday, then payment shall be due on the next business day.

         6.  Consequences of Event of Default.

         In addition to the imposition of default interest as set forth in
Section 2(b), if an Event of Default specified in Section 5 shall occur and be continuing, Payee may at his option, subject to Section 7, declare the unpaid principal balance of this Note, all interest accrued thereon and all other liabilities and obligations of Maker hereunder to be forthwith due and payable, and the same shall, subject to Section 7, thereupon become and be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Maker.


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         7.  Subordination Provisions.

         (a) Each of the Maker and the Guarantor, for itself, its successors and assigns, covenants and agrees, and the Payee (by its acceptance of the benefits of this Note) covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, this Note (the "Subordinated Indebtedness") is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness (as defined below). The provisions of this Section 7 shall constitute a continuing offer to all who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions. For purposes of this Note, "Senior Indebtedness" shall mean all obligations of the Maker, the Guarantor and their respective subsidiaries under
(i) (A) the Credit Agreement, dated as of August 1, 2000, by and among Global Energy Equipment Group, L.L.C., DLJ Capital Funding, Inc., Bankers Trust Company and the other parties thereto (together with the documents related thereto (including all notes, guaranty agreements and security documents), as amended, restated, amended and restated, supplemented, refinanced, refunded, replaced or otherwise modified from time to time (the "Senior Credit Agreement")) and (B) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, foreign exchange contracts, currency swap agreements and other agreements or arrangements designed to protect the Maker, the Guarantor or any of their respective subsidiaries against fluctuations in interest rates or currency values, entered into with a person that was at such time a lender under the Senior Credit Agreement (or an affiliate of any such lender) including, in the case of clauses (A) and (B), interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for insolvency or bankruptcy, whether or not that interest is an allowable claim in that insolvency or bankruptcy proceeding; (ii) the Senior Subordinated Loan Agreement dated as of August 1, 2000, by and among Global Energy Equipment Group, L.L.C. and the lenders parties thereto, as amended, restated, amended and restated, supplemented, refinanced, refunded, replaced or otherwise modified from time to time (including interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for insolvency or bankruptcy, whether or not that interest is an allowable claim in that insolvency or bankruptcy proceeding) (it being acknowledged that the Senior Indebtedness referred to in this clause (ii) is subordinated to the Senior Indebtedness referred to in the preceding clause (i) pursuant to provisions set forth in such Senior Subordinated Loan Agreement and that so long as any obligation in respect of the Senior Indebtedness referred to in clause (i) of the definition thereof is outstanding, payments hereunder to holders of Senior Indebtedness shall be made to the Senior Agent (as defined below)), and (iii) any other indebtedness of the Maker for borrowed money not expressly made junior to this Note. For purposes of this Note, "Senior Agent" shall mean the administrative agent under the Senior Credit Agreement.

         (b) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all obligations owing in respect thereof, in each case to the extent due and owing, shall first be paid in full in cash, before any payment (whether in cash, property, securities or otherwise) is made on account of the Subordinated Indebtedness.


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         (c) Until all Senior Indebtedness has been paid in full in cash and all commitments in respect of such Senior Indebtedness have been terminated, the sum of all payments made in respect of the Subordinated Indebtedness (including principal and interest) shall not exceed at any time that amount permitted by the terms of the respective issue of Senior Indebtedness; provided, however, that any Senior Indebtedness shall, subject to restrictions in the case of default or event of default under such Senior Indebtedness, expressly permit the payment of the Subordinated Indebtedness as and when provided for in this Note.

         (d) Until all Senior Indebtedness has been paid in full in cash, none of the Maker, the Guarantor or any of their respective subsidiaries may, directly or indirectly, make any payment of any Subordinated Indebtedness and may not acquire any Subordinated Indebtedness for cash or property if any default in the payment of any monetary obligation or in the providing of any security interest or guaranty under any Senior Indebtedness is then in existence or would result therefrom or if any event of default under any Senior Indebtedness is then in existence or would result therefrom (unless, in either case, waived by the holders of such Senior Indebtedness). Payee hereby agrees that, upon the occurrence of any default or event of default referred to in the immediately preceding sentence or upon notice of any such default or event of default under any Senior Indebtedness to the Guarantor, so long as any such default or event of default in respect of any Senior Indebtedness exists, it will not sue for, or otherwise take any action to enforce the Maker's or Guarantor's obligations to pay, amounts owing in respect of this Note (including, without limitation, the filing of any petition to commence any bankruptcy, insolvency, liquidation or similar proceeding), other than any action reasonably necessary to preserve the Payee's rights with respect to any applicable statute of limitations and in any bankruptcy or other liquidation proceeding of the Maker or the Guarantor, as the case may be. Payee understands and agrees that to the extent that Sections 7(a) or 7(b) or this Section 7(d) prohibits or reduces the payment of interest and/or principal which would otherwise be payable under this Note, such unpaid amount shall not constitute a payment default under this Note and Payee may not sue for, or otherwise take action to enforce the Maker's or Guarantor's obligation to pay such amount, provided that notwithstanding the other provisions of this sentence, such unpaid principal or interest shall remain an obligation of the Maker (and Guarantor) to Payee pursuant to the terms of this Note and shall bear interest at the rate set forth in Section 2(b) until paid. Upon the cure of any default or event of default which has prevented payment under this Note, the Maker shall pay to Payee all unpaid principal and interest then due; provided, that such payment would not cause a default or event of default under any Senior Indebtedness.

         (e) In the event that, notwithstanding the provisions of preceding Sections 7(a), 7(b), 7(c) and 7(d), the Maker or the Guarantor or any of their respective subsidiaries shall make any payment on account of the Subordinated Indebtedness at a time when such payment is not permitted by said Sections 7(a), 7(b), 7(c) or 7(d), such payment shall be held by Payee, in trust and for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or the trustee under the indenture or other agreement pursuant to which any instruments evidencing any Senior Indebtedness may have been issued for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness; provided however, that, with respect to any such payment received by the


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Payee, the Payee shall not be subject to the obligations set forth in this
Section 7(e) with respect to such payment after one hundred and eighty (180) days have elapsed since Payee's receipt of such payment, so long as (i) the relevant holder or holders of Senior Indebtedness had actual knowledge of the default or event of default which should have prevented the making of such payment and Payee during such one hundred and eighty (180) day period did not have any knowledge of such default or event of default (or notice that such default or event of default may have existed), (ii) such payment was a payment required pursuant to the terms of this Note and such payment was not made prior to the date required to be made pursuant to this Note and (iii) during such one hundred and eighty (180) day period, the Senior Agent and each representative for the holder or holders of such Senior Indebtedness (other than Senior Indebtedness described in clause (i) of the definition thereof) who has provided notice information to the Payee had proper and accurate notice information for Payee. The Maker shall give Payee prompt written notice of any event which would prevent payments under Sections 7(a), 7(b), 7(c) or 7(d); provided that failure to give such notice (promptly or otherwise) shall in no way modify the provisions of this Section 7 or affect the subordination effected hereby.

         (f) Upon any distribution of assets of the Maker or the Guarantor upon dissolution, winding up, liquidation or reorganization of the Maker or the Guarantor, as the case may be, (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

         (i) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness before Payee is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;

         (ii) any payment or distributions of assets of the Maker or the Guarantor, as the case may be, of any kind or character, whether in cash, property or securities to which Payee would be entitled except for the provisions of this Section 7, shall be paid by the liquidating trustee or agent or other entity or person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

         (iii) in the event that, notwithstanding the foregoing provisions of this Section 7(f), any payment or distribution of assets of the Maker or the Guarantor, as the case may be, of any kind or character, whether in cash, property or securities, shall be received by Payee on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in


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cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

         The Maker shall give written notice to Payee of any dissolution, winding up, liquidation or reorganization of the Maker (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise); provided that failure to give such notice (promptly or otherwise) shall in no way modify the provisions of this Section 7 or affect the subordination effected hereby.

         (g) Subject to the prior payment in full in cash of all Senior Indebtedness, Payee shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Maker or the Guarantor, as the case may be, applicable to the Senior Indebtedness until all amounts owing on this Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Maker or the Guarantor, as the case may be, or by or on behalf of Payee by virtue of this Section 7 which otherwise would have been made to Payee shall, as between the Maker, or the Guarantor, as the case may be, its creditors other than the holders of Senior Indebtedness, and Payee, be deemed to be payment by the Maker or the Guarantor, as the case may be, to or on account of the Senior Indebtedness, it being understood that the provisions of this Section 7 are and are intended solely for the purpose of defining the relative rights of Payee, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

         (h) Nothing contained in this Section 7 or in this Note is intended to or shall impair, as between the Maker and Payee, the obligation of the Maker, which is absolute and unconditional, to pay to Payee the principal of and interest on this Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of Payee and creditors of the Maker and the Guarantor other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent Payee from exercising all remedies otherwise permitted by applicable law upon an event of default under this Note, subject to the provisions of this Section 7 and the rights, if any, under this Section 7 of the holders of Senior Indebtedness in respect of cash, property, or securities of the Maker and/or the Guarantor received upon the exercise of any such remedy. Upon any distribution of assets of the Maker and/or the Guarantor referred to in this Section 7, Payee shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other entity or person making any distribution to Payee, for the purpose of ascertaining the entity or person entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Maker and/or the Guarantor (including the Subordinated Indebtedness), the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 7.

         (i) No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Maker, the Guarantor or Payee or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Maker, the Guarantor or Payee with the terms and provisions of this Note, regardless of any knowledge thereof which any such


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holder may have or be otherwise charged with. The holders of the Senior
Indebtedness may, without in any way affecting the obligations of Payee with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein (including, without limitation, adding or deleting borrowers or guarantors thereunder and increasing the amount of indebtedness incurred thereunder or available to be borrowed thereunder), or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness all without notice to or assent from Payee.

         (j) Payee agrees that if it does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 5(c) at least thirty (30) days prior to the expiration of the time to file such claim, the Senior Agent or the lenders under the Senior Credit Agreement is or are hereby authorized to file an appropriate claim for and on behalf of Payee.

         (k) To the extent any payment of Senior Indebtedness (whether by or on behalf of the Maker or the Guarantor, whether as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person or entity under any bankruptcy, insolvency receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person or entity, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

         (l) The holders of Senior Indebtedness are hereby authorized to demand specific performance of the subordination provisions contained herein, whether or not the Maker or the Guarantor shall have complied with any of the provisions of this Note applicable to it, at any time when Payee shall have failed to comply with any of the subordination provisions of this Note. Payee irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance and any requirement for the securing or posting of any bond in connection with such remedy.

         (m) The subordination provisions contained herein may not be amended or modified without the written consent of the "Required Lenders", as such term is defined in the Senior Credit Agreement.

         8.  General Provisions.

         (a) This Note is not assignable without the prior written consent of the Maker. This Note shall inure to the benefit of Payee.

         (b) If this Note is referred to any attorney for collection, Maker promises to pay to Payee court costs, collection costs and reasonable attorneys fees incurred by Payee.


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
         (c) Failure of Payee to exercise any of his rights shall not constitute a waiver of the right to exercise them at any time.

         (d) All questions concerning the construction validity and interpretation of this Note shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice of law or conflict of law provision (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         9.  Guaranty.

         (a) GEEG Holdings L.L.C. (the Guarantor") hereby unconditionally guarantees to Payee the full and prompt payment when due, of each and every liability and obligation of every type and description that Maker, or any successor thereto, now or at any time hereafter owes to Payee under this Note.

         (b) No act or thing need occur to establish the liability of Guarantor under this guaranty, and no act or thing, except full payment and discharge of this Note, shall in any way exonerate Guarantor or modify, reduce, limit or release the liability of Guarantor under this Note. The obligations of Guarantor under this Note shall be absolute, unconditional, and irrevocable, and shall not be subject to any right of set off or counterclaim by Guarantor (other than pursuant to the terms of the Acquisition Agreement) and shall be paid or performed strictly in accordance with the terms of this Note, subject to Section 7 hereof.

         (c) Guarantor shall be liable for all indebtedness evidenced by this Note, plus accrued interest thereon and all attorneys fees, collection costs and enforcement expenses related thereto. Indebtedness evidenced by this Note may be continued in any amount without affecting or impairing the liability of Guarantor under this guaranty. No notice of any renewal or extension of this Note need be given to Guarantor and no extension, renewal or continuation thereof shall release the Guarantor from liability under this guaranty. This guaranty is an absolute, unconditional and continuing guaranty of payment of this Note and shall continue to be in force and be binding upon Guarantor until this Note is paid in full. Guarantor hereby waives, to the fullest extent permitted by law, any right it may have to revoke or terminate this guaranty before this Note is paid in full. In the event Guarantor shall have any right under applicable law to otherwise terminate or revoke this guaranty which cannot be waived, such termination or revocation shall not be effective until written notice of such termination or revocation, signed by Guarantor, is actually received by Payee.

         (d) The liability of Guarantor under this guaranty shall not be affected or impaired by any of the following acts or things (which Payee is expressly authorized to do, omit or suffer from time to time, without notice to or approval by Guarantor): (i) any acceptance of collateral security, other guarantors, accommodation parties or sureties for this Note; (ii) any one or more extensions or renewals of this Note (whether or not for longer than the original period) or any modification of the interest rate, maturity or other contractual terms applicable to this Note; (iii) any waiver or indulgence granted to Maker, any delay or lack of diligence in the enforcement of this Note, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect this Note; (iv) any full or partial release of, settlement with, or


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
agreement not to sue, Maker or any other guarantor or other person liable in respect of this Note; (v) the acceptance of any instrument in renewal of this Note or substitution therefor; (vi) any failure to obtain collateral security for this Note, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to protect, ensure, or enforce any collateral security, or any modification, substitution, discharge, impairment or loss of any collateral security; (vii) any foreclosure or enforcement of any collateral security; (viii) any transfer of this Note or any evidence thereof; (ix) any order of application of any payments or credits upon this Note; (x) any release of any collateral security for this Note; (xi) any amendment to or modification of, any agreement between Payee and maker or any waiver of compliance by Maker with the terms thereof; and (xii) any election by Payee under Section 1111(b) of the United States Bankruptcy Code.

         (e) The obligations of the Guarantor hereunder are independent of the obligations the Maker, and a separate action or separate actions may be brought and prosecuted against the Guarantor whether or not action is or has been brought against the Maker and whether or not the Maker is or has been joined in any such action or actions.

         10. Notices.

         All notices and other communications under this Note shall be in writing and shall be deemed given when (i) delivered by hand, (ii) transmitted by telecopier, provided that a copy is sent at about the same time by registered mail, return receipt requested and, provided further, that a transmission made on a day which is not a business day or after 3:00 pm on a business day shall be deemed given on the following business day, (iii) one business day after mailed, to the addressee, if sent by Express Mail, Fed Ex, or other overnight delivery service, or (iv) three business days after mailed, to the addressee, by regular mail delivery of the U.S. Postal Service, to the addressee at the following addresses or telecopier numbers (or to such other address or telecopier number as a party may specify by notice given to the other party pursuant to this provision):

         if to the Maker, to:

         c/o GEEG Holdings, L.L.C.
         6120 South Yale
         Suite 1480
         Tulsa, OK  74136
         Fax:  (918) 488-8389
         Attention:  Larry Edwards

         with a copy to:

         Harvest Partners, Inc.
         280 Park Avenue
         33rd Floor
         New York, NY  10017

         Fax:  (212) 812-0100
         Attention:  Stephen Eisenstein

         and

         White & Case LLP
         1155 Avenue of the Americas
         New York, New York  10036
         Fax:  (212) 354-8113
         Attention:  Oliver C. Brahmst, Esq.

         if to Truman W. Bassett, to:

         Truman W. Bassett
         86 Teller Road
         Trumbull, CT  06611

         with a copy to:

         Bingham Dana LLP
         One State Street
         Hartford, CT  06103
         Fax:  (860) 240-2800
         Attention:  F. Mark Fucci, Esq.]

         if to the Senior Agent to:

         Bankers Trust Company
         130 Liberty Street
         14th Floor
         New York, NY  10006
         Fax: (212) 250-7351
         Attention: Christina Tang

         with a copy to:

         Deutsche Banc Alex.Brown
         233 South Whacker Drive
         Chicago, Illinois  60606
         Fax: (312) 993-8150
         Attention: Linda Stahulak

or to such other person or address as shall be designated in writing by the Maker, the Payee or the Senior Agent, as the case may be, in accordance with the notice provisions hereunder.


                                    * * * * *

         IN WITNESS WHEREOF, the Maker has executed and delivered this Note as of the date first written above.


         CFI HOLDINGS, INC.


         By: /s/ Larry Edwards
            ________________________________
         Name:
         Title:


         GEEG HOLDINGS L.L.C. (For purposes of Section 9 only)


         By:/s/ Larry Edwards
            ________________________________
         Name:
         Title:





         Accepted and agreed to this 31st


         day of October 2000




          /s/ Truman W. Bassett
         ___________________________________
         Truman W. Bassett